LEONARD HOLLAND, CHARTERED ENGINEER

Consent and Certificate of Professional (Qualified Person)

British Columbia Securities Commission
Pacific Centre
12th Floor, 701 West Georgia Street
Vancouver, British Columbia
CANADA V7Y 1L2

Attention: Corporate Finance

Toronto Stock Exchange
The Exchange Tower
130 King Street West
Toronto, Ontario
CANADA M5X 1J2

Attention: Listed Issuer Services

Alberta Securities Commission
4th Floor, 300 – 5th Avenue S.W.
Calgary, Alberta
CANADA T2P 3C4

Attention: Corporate Finance

Ontario Securities Commission
20 Queen Street West, Suite 1903
Toronto, Ontario
CANADA M5H 3S8

Attention: Corporate Finance

Re: Cardero Resource Corp. (the "Issuer")

I, Leonard Holland, Chartered Engineer, of 9 Nevis Close, Linslade, Leighton Buzzard, Bedfordshire, United Kingdom, LU7 2XD, have prepared, and am the author of, Section(s) 15 and Sections 18.7.2 and 18.8.2 of the technical report entitled "**Pampa de Pongo Iron Project, Preliminary Economic Assessment Technical Report**" dated September 30, 2008 (the "Report").

1. I hereby consent to:

   (a) the public filing of the Report on SEDAR and EDGAR and in the public files of the Securities Commissions of Ontario, British Columbia and Alberta and with the Toronto and American Stock Exchanges;

   (b) the use of and reliance upon the Report in connection with the disclosure in:

      (i) the Issuer's Press Release dated October 9, 2008,

      (ii) the Issuer's Press Release dated October 29, 2008,

      (iii) the Issuer's Material Change Report dated October 9, 2008, and

      (iv) the Issuer's Material Change Report dated October 29, 2008,

   (collectively, the "Disclosures"); and

   (c) the inclusion of extracts from, or a summary of, the Report in the Disclosures.

2. I hereby consent to the use of my name "Leonard Holland", and to the use of the name of "Holland and Holland Consultants", a private engineering consulting firm, in the Disclosures.

3. I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.

Dated this 29th day of October, 2008

L. Holland

Leonard Holland, Chartered Engineer